Exhibit 5.1

1600 West End Avenue • Suite 2000 • NASHVILLE, TENNESSEE 37203 615.726.5600 • bakerdonelson.com

Tonya Mitchem Grindon, Shareholder

Direct Dial: 615.726.5607

Direct Fax: 615.744.5607

E-Mail Address: tgrindon@bakerdonelson.com

February 19, 2025

Community Healthcare Trust Incorporated

3326 Aspen Grove Drive, Suite 150

Franklin, TN 37067

Re:	Registration Statement on Form S-3 of Community Healthcare Trust Incorporated

Ladies and Gentlemen:

We have acted as counsel to Community Healthcare Trust Incorporated, a Maryland corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on February 19, 2025. The Registration Statement includes two prospectuses: (i) a base prospectus (the “Base Prospectus”) that provides it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”) and (ii) a sales agreement prospectus (the “Sales Agreement Prospectus”), covering up to $300,000,000 of shares (the “Sales Agreement Shares”) of common stock, par value $0.01 per share, of the Company (“Common Stock”) that may be sold by the Company pursuant to that certain Third Amended and Restated Sales Agency Agreement, dated February 18, 2025, between the Company and Piper Sandler & Co., Evercore Group L.L.C., Truist Bank, Truist Securities, Inc., Regions Securities LLC, Fifth Third Securities, Inc., Janney Montgomery Scott LLC, Huntington Securities, Inc. and KeyBanc Capital Markets Inc. (the “Sales Agreement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) and the Sales Agreement Prospectus, will provide for the registration by the Company of the sale of:

(i)               shares of Common Stock (the “Base Prospectus Shares”);

(ii)              shares of preferred stock, $0.01 par value per share, of the Company (the “Preferred Stock”);

(iii)             debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the forms that will be filed as exhibits to the Registration Statement, as such agreements may be supplemented from time to time (the “Indenture”);

ALABAMA • FLORIDA • GEORGIA • LOUISIANA • MARYLAND • MISSISSIPPI • NORTH CAROLINA • SOUTH CAROLINA TENNESSEE • TEXAS • VIRGINIA • WASHINGTON, D.C.

Community Healthcare Trust Inc.

February 19, 2025

(iv)             depositary receipts representing fractional interests in shares of Preferred Stock (the “Depositary Shares”) which may be issued under one or more deposit agreements, to be dated on or about the date of the first issuance of the Depositary Shares thereunder, by and between a depositary (the “Depositary”) to be selected by the Company and the Company, in the forms that will be filed as exhibits to the Registration Statement, as such agreements may be supplemented from time to time (each, a “Depositary Agreement”);

(v)              rights to purchase Common Stock (the “Rights”), which may be issued under one or more rights agreements, to be dated on or about the date of the first issuance of the Rights thereunder, by and between a rights agent to be selected by the Company (the “Rights Agent”) and the Company, in the forms that will be filed as exhibits to the Registration Statement, as such agreements may be supplemented from time to time (each, a “Rights Agreement”);

(vi)            warrants to purchase Common Stock, Preferred Stock, Debt Securities, Depository Shares or Units (as defined herein) (“Warrants”), which may be issued under one or more warrant agreements, to be dated on or about the date of the first issuance of the Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, in the forms that will be filed as exhibits to the Registration Statement, as such agreements may be supplemented from time to time (each, a “Warrant Agreement”);

(vii)           units comprised of Common Stock, Preferred Stock, Depositary Shares, Rights and/or Warrants in any combination thereof (the “Units”), which may be issued under unit agreements, to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between the Company and a unit agent to be selected by the Company (the “Unit Agent”), in the forms that will be filed as exhibits to the Registration Statement, as such agreements may be supplemented from time to time (each, a “Unit Agreement”); and

(viii)          the Sales Agreement Shares;

The Base Prospectus Shares, the Preferred Stock, the Debt Securities, the Depositary Shares, the Rights, the Warrants, the Units, and the Sales Agreement Shares, plus any additional Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Rights, Warrants, and Units that may be registered pursuant to any registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with an offering by the Company pursuant to the Registration Statement, are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act. In connection with this opinion, we have examined and relied upon such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

In rendering this opinion, we have assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness thereof.

Community Healthcare Trust Inc.

February 19, 2025

With respect to our opinion as to the Base Prospectus Shares, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock will be authorized and available for issuance and that the consideration for the issuance and sale of the Base Prospectus Shares (or Preferred Stock or Debt Securities convertible into, or Warrants exercisable for, Common Stock) will be in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock will be authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or Debt Securities convertible into, or Warrants exercisable for, Preferred Stock) will be in an amount that is not less than the par value of the Preferred Stock. As used herein, “Transaction Agreements” means the Indenture, and any supplemental indentures establishing the terms of the Debt Securities pursuant thereto, any Depositary Agreements, any Rights Agreements, any Warrant Agreements, any Unit Agreements and any applicable underwiting or purchase agreement. We have assumed that any Transaction Agreement will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein. We have also assumed that (i) with respect to Securities issuable upon conversion of any convertible Preferred Stock, such convertible Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable; and (ii) with respect to any Securities issuable upon conversion of any convertible Debt Securities or upon exercise of any Warrants, such convertible Debt Securities or Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

With respect to the Sales Agreement Shares, we have assumed (i) that each sale of the Sales Agreement Shares will be duly authorized by the Board of Directors of the Company, a duly authorized committee thereof or a person or body pursuant to an authorization granted in accordance with the Maryland General Corporation law, as amended (the “MGCL”), (ii) that no more than 15,000,000 Sales Agreement Shares will be sold under the Sales Agreement pursuant to the Sales Agreement Prospectus and (iii) that the price at which the Sales Agreement Shares are sold will equal or exceed the par value of the Common Stock.  We express no opinion to the extent that future issuances of securities of the Company, anti-dilution adjustments to outstanding securities of the Company and/or other matters cause the number of shares of Common Stock then available for issuance under the Sales Agreement to exceed the number of shares of Common Stock then available for issuance by the Company.

Our opinion letter is based as to matters of law solely on (i) the MGCL and (ii) applicable provisions of the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York). We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

Community Healthcare Trust Inc.

February 19, 2025

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.              With respect to the Base Prospectus Shares offered under the Registration Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the issuance of the Base Prospectus Shares has been duly authorized by all necessary corporate action on the part of the Company; (c) the issuance and sale of the Base Prospectus Shares do not violate any applicable law, are in conformity with the Company’s Corporate Charter, as amended (the “Charter”) and Amended and Restated bylaws (the “Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (d) the certificates, if any, for the Base Prospectus Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Base Prospectus Shares, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock, or convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be validly issued, fully paid and nonassessable.

2.              With respect to the Preferred Stock offered under the Registration Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company; (c) the terms of the shares of the Preferred Stock and their issuance and sale do not violate any applicable law, are in conformity with the Charter and the Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (d) the certificates, if any, for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be validly issued, fully paid and nonassessable.

Community Healthcare Trust Inc.

February 19, 2025

3.              With respect to any series of the Debt Securities issued under the Indenture and offered under the Registration Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (c) the Indenture in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee and has been qualified under the Trust Indenture Act of 1939, as amended; (d) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (e) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Charter and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (f) the notes representing the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

4.              With respect to any Depository Shares issued under the Deposit Agreements and offered under the Registration Statement, (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the applicable Deposit Agreement has been duly authorized by the Company and the Depositary by all necessary corporate action; (c) the applicable Deposit Agreement has been duly executed and delivered by the Company and the Depositary; (d) the issuance and terms of the Depositary Shares have been duly authorized by the Company by all necessary corporate action; (e) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable Deposit Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Charter and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (f) the depositary receipts evidencing the Depositary Shares have been duly executed and delivered by the Company and authenticated by the Depositary pursuant to the applicable Deposit Agreement and issued against a deposit of duly authorized and validly issued Preferred Stock in accordance with the deposit agreement relating thereto, then the Depositary Shares, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s) and in accordance with the applicable Deposit Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be validly issued and entitle the holders thereof to the rights specified in such applicable depositary receipts and Deposit Agreement.

Community Healthcare Trust Inc.

February 19, 2025

5.              With respect to any Rights issued under the Rights Agreement and offered under the Registration Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the applicable Rights Agreement has been duly authorized by the Company and the Rights Agent by all necessary corporate action; (c) the applicable Rights Agreement has been duly executed and delivered by the Company and the Rights Agent; (d) the issuance and terms of the Rights have been duly authorized by the Company by all necessary corporate action; (e) the terms of the Rights and of their issuance and sale have been duly established in conformity with the applicable Rights Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Charter and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (f) the Rights have been duly executed and delivered by the Company and authenticated by the Rights Agent pursuant to the applicable Rights Agreement and delivered against payment therefor, then the Rights, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s) and in accordance with the applicable Rights Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized.

6.              With respect to the Warrants issued under the Warrant Agreements and offered under the Registration Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the applicable Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (c) the applicable Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (d) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (e) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Charter and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (f) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the applicable Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s) and in accordance with the applicable Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

Community Healthcare Trust Inc.

February 19, 2025

7.              With respect to any Units issued under the Units Agreements and offered under the Registration Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the Units Agreement has been duly authorized by the Company and the Units Agent by all necessary corporate action; (c) the Units Agreement in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Units Agent; (d) the issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action; (e) the terms of the Units and of their issuance and sale have been duly established in conformity with the Units Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Charter and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (f) the certificates, if any, for the Units have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Units, when issued and sold in accordance with the Unit Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

8.              The Sales Agreement Shares, when sold and issued against payment therefor in accordance with the Sales Agreement, the Registration Statement and the Sales Agreement Prospectus, will be validly issued, fully paid and nonassessable.

* * * * *

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus and the Sales Agreement Prospectus. We further consent to the incorporation by reference of this opinion into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to additional Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Community Healthcare Trust Inc.

February 19, 2025

Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Sincerely,

BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ, a professional corporation

/s/ Tonya Mitchem Grindon

Tonya Mitchem Grindon
Authorized Representative